CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDMENT TO THE TECHNOLOGY
LICENSE, DEVELOPMENT, RESEARCH AND COLLABORATION AGREEMENT

This Second Amendment (the “Second Amendment”) to the Technology License, Development, Research and Collaboration Agreement entered into as of June 21, 2010 (as amended by that certain First Amendment dated as of November 23, 2011 (the “First Amendment”), the “Agreement”) is entered into as of July 30, 2012 (the “Second Amendment Date”) by and between:

AMYRIS, Inc., a Delaware corporation, having its place of business at 5885 Hollis Street, Suite 100, Emeryville, California 94608 (“AMYRIS”),

and

TOTAL Gas & Power USA SAS, a company existing and organized under the French laws having its head office located at Tour Coupole, 2 place Jean Millier, 92810 Courbevoie, France (“TOTAL”).

AMYRIS and TOTAL are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on June 21, 2010, AMYRIS and TOTAL Gas & Power USA Biotech, Inc. entered into the Agreement to define the general terms and conditions under which the Parties can establish development projects related to the research, development, production and commercialization of certain products;

WHEREAS, TOTAL Gas & Power USA Biotech, Inc., assigned the Agreement to TOTAL as set forth in that certain letter dated January 11, 2011;

WHEREAS, AMYRIS and TOTAL entered into the First Amendment, certain JV Principles and the Cover Letter as of November 23, 2011;

WHEREAS, the Parties have entered into that certain Master Agreement dated of even date herewith (the “Master Agreement”) (along with that certain Stock Purchase Agreement and Notes (each as defined in the Master Agreement)), pursuant to which the Parties have agreed upon certain terms in order to conduct an exclusive strategic partnership (as described therein) for the research, development, production and commercialization of JV Products (as defined below), including possibly through the formation of a joint venture (such joint venture as is established pursuant to the Master Agreement, the “JV Company”);

WHEREAS, the Parties desire to conduct the above mentioned research and development activities under the terms of the Agreement (as amended by this Second Amendment), and they desire to amend the Agreement to describe and address specific provisions pertaining to such activities;

WHEREAS, this Second Amendment supersedes the First Amendment with respect to the matters set forth herein, and sets forth the terms on which the Parties will, as contemplated by the

Agreement, cooperate in the development, production and commercialization of the JV Products; and

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, agree to the following provisions and to amend the Agreement, as follows:

1.	New Definitions. The Parties hereby agree to add the following defined terms to Section 1:

“AMYRIS Farnesene IP” means all Inventions owned or Controlled by AMYRIS or its Affiliates (other than a Third Party acquirer of AMYRIS) necessary or, solely in the case of Farnesene Production IP included therein, useful (x) to develop and/or optimize the processes of making farnesene from the Commercial Farnesene Strain, purifying it from the fermentation broth and converting farnesene into farnesane and/or (y) to Make and Sell JV Products; provided that if there is a Jet Go Decision, then AMYRIS Farnesene IP shall thereafter be limited to (a) those Inventions that are necessary or, solely in the case of Farnesene Production IP included therein, useful (i) to develop and/or optimize the processes of making farnesene from the Commercial Farnesene Strain and purifying it from the fermentation broth and converting farnesene into farnesane and/or (ii) to Make and Sell JV Products, and (b) any such Inventions first developed or Controlled by AMYRIS or its Affiliates after the date of the Jet Go Decision shall be included in the AMYRIS Farnesene IP only if the JV Company (or TOTAL in the case of a TOTAL Buy-Out) agrees to pay a commercially reasonable royalty (to be determined with regard to such Inventions following its development with regard thereto). For clarity, AMYRIS Farnesene IP includes without limitation, AMYRIS Technology, AMYRIS Collaboration IP, AMYRIS Hydrogenation IP, AMYRIS-Owned Improvement Scope IP and AMYRIS' interest in Jointly-Owned Improvement Scope IP and Jointly Owned Collaboration IP. The Parties have agreed in writing on a list of the patents and patent applications Controlled by AMYRIS as of the Second Amendment Date that are included within AMYRIS Farnesene IP (the “Patent List”).

“AMYRIS Hydrogenation IP” means any AMYRIS Background IP and AMYRIS Non-Collaboration IP in each case that is Controlled by AMYRIS or its Affiliates (other than a Third Party acquirer of AMYRIS, Inc.) and is necessary in order to hydrogenate farnesene into farnesane.

“AMYRIS Farnesene Included IP” means any (i) AMYRIS Background IP and any AMYRIS Non-Collaboration IP, in each case that is Controlled by AMYRIS or its Affiliates as of the Second Amendment Date, and (ii) AMYRIS Non-Collaboration IP developed after the Second Amendment Date (other than by a Third Party acquirer of AMYRIS, Inc.), in each case that (x) encompass general means of practicing synthetic biology or (y) are necessary or useful for the R&D Activities contemplated in connection with the Biofene Development Project.

“Biofene Development Project” means the project and activities described in the Biofene Development Project Plan.

“Biofene Development Project Plan” means the written Development Project Plan agreed by the Parties for the research, development, and scale-up production activities to be conducted pursuant to this Second Amendment.

“Biofene Development Project Scope” means the following collective feedstock, host cell, metabolic pathway, Compound and Product:
(a)    feedstock consisting of one or both: (i) simple sugars (e.g., monosaccharides and disaccharides such as glucose, sucrose) or glycerol; or (ii) simple sugars or oligosaccharides or any of their derivatives obtained by transformation of any of the following biomasses: (A) amylase and amylopectin; (B) cellulose; (C) inuline; (D) lignocellulose; and (E) hemicellulose;
(b)    a Strain as the host cell;
(c)    Mevalonate Pathway or DXP Pathway as the pathway;
(d)    an isoprenoid compound as the Compound; and
(e)    Diesel Product or Jet Product, as the case may be, as the Product; provided, however, that Diesel Products and Jet Products other than Farnesane Diesel Products and Farnesane Jet Products are included in the Biofene Development Project Scope solely for the purpose of the exclusivity afforded under the Agreement with respect to the Biofene Development Project Scope and, if there is an Improvement Scope for the Biofene Development Project, the Improvement Scope, and do not constitute Products for any other purposes unless and until the Parties agree in writing.

For clarity, in order for activities to be within the Biofene Development Project Scope, all of the elements described therein (feedstock, host cell, pathway, Compound, and Product) must be as described above. If any of such elements differs, then the activities are considered outside of the Biofene Development Project Scope.

“Commercial Farnesene Strain” means a Commercial Strain designed for the production of farnesene.

“Diesel Product” shall mean one or more fermentation produced isoprenoid(s) that may or may not be hydrogenated or hydroprocessed, which when blended with petroleum diesel, meet the ASTM D975 specification, the EN590 European standard or the equivalent of either such standard, in each case, for use as a diesel fuel.

“Farnesane Diesel Product” means a Diesel Product that is farnesane, wherein the isoprenoid is farnesene.

“Farnesane Jet Product” means a Jet Product that is farnesane, wherein the isoprenoid is farnesene.

“Farnesene Production IP” means any and all (a) AMYRIS Farnesene Included IP and (b) Collaboration IP and (c) Improvement Scope IP, in each case that is necessary or useful to (i) produce farnesene from fermentation of a Farnesene Strain or (ii) purify such farnesene from the fermentation medium to hydrogenation grade.

“Farnesene Strain” means any Strain that produces farnesene.

“Field” means diesel fuel and/or jet fuel applications; provided in the case of a Jet Go Decision, the Field shall thereafter not include diesel fuel applications.

“Go Decision” shall have the meaning set forth in Section 2.2(b) of the Master Agreement.

“Jet Go Decision” shall have the meaning set forth in Section 2.2(b) of the Master Agreement.

“Jet Product” shall mean one or more fermentation produced isoprenoid(s) that may or may not be hydrogenated or hydroprocessed, which when blended with petroleum-derived jet fuel, meet the ASTM D 1655 specification or the equivalent of such standard for use as a jet fuel.

“JV Product” means (i) farnesene for use in Diesel Product or Jet Product, (ii) Farnesane Diesel Product, or (iii) Farnesane Jet Product.

“Manufacture” means make and have made (including practicing and using for the foregoing purposes).

“Master Agreement” has the meaning defined in the recitals of this Second Amendment.

“No-Go Decision” shall have the meaning set forth in Section 2.2(a) of the Master Agreement.

“TOTAL Buy-Out” shall mean TOTAL's purchase of AMYRIS' interest in the potential JV Company (prior to its formation) pursuant to Section 3.3 of the Master Agreement.

Capitalized terms used in this Agreement that are not defined in this Second Amendment shall have the meaning set forth in the Agreement or the Master Agreement, as applicable.

2.
Designation of JV Products as Products and Large Market Products. The Parties hereby agree that (a) pursuant to Section 2.1 of the Agreement, on and after the Second Amendment Date, each Farnesane Diesel Product and Farnesane Jet Product shall be considered a Product, notwithstanding the exclusion of farnesene-derived diesel as a Specific Product from the definition of Products, and (b) each Farnesane Diesel Product and Farnesane Jet Product is deemed a Large Market Product and the procedures set forth in Section 2.2(d) of the Agreement with regard to designating Products as Large Market Products are deemed satisfied with regard to the JV Products. For clarity, notwithstanding that farnesene is a JV Product, it is not a Product for the purposes of the Agreement. However, farnesene is a Lead Compound for the Biofene Development Project and may become a Product for the purposes of the Agreement if and when the Parties agree in writing.

3.	Biofene Development Project

A.
Scope. The Parties hereby agree that (a) pursuant to Section 2.2 of the Agreement, as of the Second Amendment Date, the Biofene Development Project is deemed to be approved by the Management Committee in accordance with the terms of the Agreement, (b) the Improvement Scope for the Biofene Development Project shall not be any broader than the Biofene Development Project Scope, (c) any and all Inventions developed by or on behalf of either Party that constitute Improvement Scope IP for the Biofene Development Project, which Inventions relate to the production of farnesene from fermentation of a Farnesene Strain and purification of such farnesene from fermentation medium, shall be deemed to be Main IP (and not Improvement Scope IP and accordingly the last sentence of Section 2.3 shall not apply), and (d) TOTAL may not exercise the TOTAL R&D Option with respect to Farnesane Diesel Product or the Farnesane Jet Product.

B.
Term. The Biofene Development Project shall continue unless and until the earliest to occur of (i) the Parties agree to terminate the Biofene Development Project by mutual written agreement, (ii) the achievement of the final milestone for the Biofene Development Project, as determined by the Management Committee, or (iii) July 31, 2016 unless otherwise determined by the Management Committee and in no event later than March 1, 2017 (the earlier of clause (ii) or (iii), “Project Completion Date”) or (iv) TOTAL's exercise of a No-Go Decision under the Master Agreement as to both JV Products.

4.
Governance. The governance of the Biofene Development Project shall be as follows and in the event of any inconsistency with the terms of Section 2.5 of the Agreement, the following terms shall govern the Biofene Development Project:

A.
Decision Making. Decision-making with regard to the Biofene Development Project shall be made by the Management Committee, subject to the terms of this Second Amendment. The Joint Steering Committee shall have no role or responsibilities in the Biofene Development Project and any responsibilities assigned to the Joint Steering Committee shall be reassigned to the Management Committee for such project. All decisions of the Management Committee shall be by majority vote. In the event of a disagreement at the Management Committee, such dispute shall be referred to the CEO of AMYRIS and the Senior Vice President, Business and Operations, of TOTAL or his/her designee for resolution within ten Business Days and they shall resolve such dispute.

B.
Management Committee Responsibilities. With regard to the Biofene Development Project, the general role of the Management Committee with respect to the Biofene Development Project shall be to oversee progress of and manage, as described in Exhibit A, the Biofene Development Project with disputes resolved as described in Section A. The Management Committee shall have authority over Biofene Development Project objectives, content and activities as described on Exhibit A hereto.

C.	Access to Information AMYRIS shall provide TOTAL with information relating to Biofene Development Project as specified on Exhibit D hereto.

D.
AMYRIS Responsibilities. AMYRIS shall have, on a daily basis, operational responsibility for the execution of the specific activities undertaken within the Biofene Development Project, consistent with the Biofene Development Project Plan, subject to the oversight and direction of the Management Committee as specified in Section 4.B above.

5.
Use of Collaboration IP. If there is a No-Go Decision or if the Biofene Development Project otherwise terminates by mutual agreement of the Parties, the restrictions set forth in Section 2.2(d) of the Agreement regarding use of Collaboration IP in a project competing with the Biofene Development Project having farnesene as the Lead Compound and Farnesane Diesel Product or Farnesane Jet Product as the Product shall not apply to AMYRIS with respect to any Collaboration IP developed under the Biofene Development Project. If there is a Jet-Go Decision, then the restrictions in Section 2.2(d) regarding use of Collaboration IP in a project competing with the Biofene Development Project shall continue to apply to AMYRIS with respect to farnesene as the Lead Compound and Farnesane Jet Product as the Product.

6.	Funding.

A.
Funding of the Biofene Development Project. In lieu of the application of Sections 2.7(a), (b), (c), (e) and (f) of the Agreement, the Parties hereby agree that the Biofene Development Project shall be funded solely under the Master Agreement, except as provided in Section 17 below. The Parties agree that as of the Second Amendment Date, except as otherwise expressly provided in this Second Amendment, the Master Agreement, Stock Purchase Agreement (as defined in the Master Agreement) and Notes (as defined in the Master Agreement), neither Party shall have any obligation to pay for or reimburse the other Party for any R&D Costs incurred with respect to the Biofene Development Project.

B.
Prior R&D Costs related to the Renewable Diesel Program and the Biojet Development Program; Collaboration IP. The aggregate amount of US$63.3 million paid by TOTAL for R&D Costs for the Biojet Development Program and the Renewable Diesel Program (as defined in the First Amendment) were paid for R&D Activities. Such prior payments are not refundable to TOTAL, except in the case of the payments under the Renewable Diesel Program as expressly provided in the Notes. Certain Inventions and related intellectual property were developed in connection with such R&D Activities prior to the date of this Second Amendment, and for clarity all such Inventions and related intellectual property shall be treated as Collaboration IP under the Agreement.

C.
Section 2.7 of Agreement. The Parties understand and agree that the funding described in Section 6.A above is in lieu of any other payments for the future conduct of any R&D Activities under the Agreement under the Biofene Development Project (unless otherwise agreed by the Parties in the future), and as of the Second Amendment Date no further amounts are due or shall be due from TOTAL under Section 2.7(c) of the Agreement for any R&D Activities or R&D Costs for the Biofene Development Project or any other project (but for clarity Section 2.7(a) would govern any future projects under the Agreement other than the Biofene Development Project).

7.	Exclusivity.

A.
Notwithstanding the provisions of Section 2.8(a) of the Agreement, the one-year period described in the first sentence of Section 2.8(a) shall not apply where farnesene is the Lead Compound and Farnesane Diesel Product or Farnesane Jet Product is the Product within the Biofene Development Project Scope.

B.
The Parties agree that the following activities may be conducted during the term of the Biofene Development Project as described below, and for clarity agree that the limitations of Section 2.3 of the Agreement shall not apply to such activities:

1.	Permitted Activities. AMYRIS or TOTAL, as the case may be, may, itself or with Third Parties, conduct the activities listed below, and such activities shall not be treated as part of the Biofene Development Project: (i) hydrogenation of farnesene into farnesane for use in diesel fuels or jet fuels; (ii) certification of farnesane for use in diesel fuels, and (iii) certification of farnesane for use in jet fuels.

2.
Non-Collaboration IP. With respect to activities conducted independently by one or both Parties under Section 7.B.1 above, any Invention(s) made or otherwise developed by a Party(ies) in connection with such activities shall solely owned by such Party (or in the case of joint Inventions, jointly), and all such Invention(s) shall be Non-Collaboration IP.

3.
Diesel Certification Activities. To avoid unnecessary duplication of any activities conducted independently by the Parties with respect to Section 7.B.1(ii) above, the Parties agree to coordinate their activities relating to certification (per ASTM or EN or other applicable standards) of Farnesane Diesel Product. Each Party shall be responsible for its own costs incurred in connection with such activities. Any documentation and intellectual property made or otherwise generated in connection with activities conducted in order to certify the Farnesane Diesel Product (“Diesel Certification Materials”) shall be solely owned by the Party developing such documentation and intellectual property. If the JV Company (or any of its Affiliates or sublicensees) uses the Diesel Certification Materials to sell the Farnesane Diesel Product as certified, then the JV Company shall be obligated to repay to TOTAL and/or AMYRIS all documented amounts expended by such Parties in the creation of the applicable Diesel Certification Materials generated after the Second Amendment Date; provided however, for activities conducted by AMYRIS Brazil in furtherance of its business in Brazil, no reimbursement shall apply if the Brazil Business has been purchased by the JV Company.

4.
Jet Certification Activities. The Parties intend to jointly conduct the activities relating to certification (per ASTM or DefSTAN) of Farnesane Jet Product. TOTAL shall be responsible for leading such activities and shall coordinate with AMYRIS to ensure that work being conducted by AMYRIS in Brazil is not duplicated. Each Party shall bear the costs of the participation of its own personnel and consultants in such activities. Any documentation and intellectual property generated by either Party in connection with activities conducted in order to certify the Farnesane Jet Product (the “Jet Certification Materials”) may be used, without charge (a) by AMYRIS to support its business development initiatives in Brazil, (b) by TOTAL. If the JV Company uses the Jet Certification Materials to sell Farnesane Jet Product as certified, then the JV Company shall be obligated to repay to TOTAL and/or AMYRIS all documented amounts expended by such Party in generating the applicable Jet Certification Materials generated after the Second Amendment Date; provided however, for activities conducted by AMYRIS Brazil in furtherance of its business in Brazil, no reimbursement shall apply if the Brazil Business has been purchased by the JV Company.

5.
Recovery and Purification Activities. With regard to process development to recover and purify farnesene from fermentation broth for jet fuel applications, if the Management Committee approves independent development of such process development by TOTAL, TOTAL may conduct these activities at its expense, but such activities shall be considered conducted within the Biofene Development Project and the Agreement. If the JV Company uses any Collaboration IP generated in connection with such activities by TOTAL to Manufacture the JV Products on a commercial basis, then the JV Company shall be obligated to repay to TOTAL all documented amounts expended by TOTAL or its Affiliates in generating the applicable Collaboration IP. To the extent that AMYRIS resource constraints may prevent timely development of such recovery and purification processes, which would delay of the joint jet certification activities, then the Management Committee will endeavor to approve affirmatively the pursuit of this activity by TOTAL or an appropriate Third Party.

C.
Additional Licenses. AMYRIS hereby grants to TOTAL a non-exclusive, royalty-free license under the AMYRIS Farnesene IP (1) to conduct the activities permitted under Section 7.B.1(i) of this Second Amendment; and (2) to conduct the activities permitted under Section 7.B.1(ii) and (iii) of this Second Amendment, in each case (1) and (2) in accordance with the Agreement. For clarity, such license does not cover activities conducted after termination of the Biofene Development Project unless otherwise agreed by the Parties in writing.

8.
Material Transfer. To facilitate the conduct of the permitted activities set forth in Section 7 of this Second Amendment, AMYRIS shall sell to TOTAL, at AMYRIS' actual manufacturing cost, such quantities of farnesene, farnesane and other farnesene derivatives as TOTAL may reasonably request during the term of the Biofene Development Project under an MTA that is substantially similar to the MTA template agreed by the Parties.

9.	Additional Licenses to AMYRIS and JV.

A.
Hydrogenation Patent Rights. With respect to any patent rights filed on results generated in the development activities conducted by TOTAL pursuant to Section 7.B.1(i) of this Second Amendment, if requested by AMYRIS, TOTAL will grant to AMYRIS a non-exclusive, sublicenseable, royalty-bearing license, under patents resulting from TOTAL hydrogenation activities with farnesene and/or farnesene derivatives provided by AMYRIS, to the extent such patents  would enable AMYRIS to practice AMYRIS Farnesene IP that AMYRIS otherwise could not practice due to the claims of the TOTAL patents to Make and Sell (i) in the Excluded Markets, products derived from farnesene, or (ii) products other than those that compete with products commercialized by TOTAL or its Affiliates, on a country by country basis. In the event that AMYRIS wishes to obtain a license for any such products, it may notify TOTAL of the proposed products and jurisdictions for which it wishes to obtain a license, and in such case, the Parties shall promptly consult regarding TOTAL's plans and activities with respect to such products and jurisdictions. If there is a disagreement regarding whether the products compete with those products commercialized by TOTAL or its Affiliates, as described in clause (ii), the senior executives shall as soon as possible meet and attempt in good faith to resolve the disagreement. If they are unable to reach agreement on the behalf of the Parties such disagreement shall be resolved by arbitration. With respect to any published patent applications or patents filed on results generated in the development activities conducted by TOTAL pursuant to Section 7.B.1(i) of this Second Amendment if requested by the JV Company, TOTAL will grant to the JV Company an exclusive, worldwide, royalty-bearing (at a commercially reasonable rate) license, under published patent applications and patents resulting from TOTAL hydrogenation activities with farnesene and/or farnesene derivatives provided by AMYRIS conducted pursuant to Section 7 above, to develop and/or optimize the process of making farnesene from the Commercial Farnesene Strain and purifying and converting farnesene into farnesane, and to Make and Sell JV Products. The foregoing license shall, with TOTAL's further written consent, which shall not be unreasonably withheld, be sublicenseable to Third Party toll manufacturers.

B.
Certification. With respect to any intellectual property rights arising out of the certification activities conducted by TOTAL pursuant to Section 7.B.1(ii) or (iii) of this Second Amendment, if requested by the JV Company, TOTAL will grant to the JV Company an exclusive, worldwide, sublicensable, royalty-free license, subject to reimbursement for the documented amounts described in Section 7.B.4 of this Second Amendment, under such intellectual property rights necessary to use the Jet Certification Materials and Diesel Materials, in each case as certified, as described in Section 7.B.1 of this Second Amendment and to Make and Sell Farnesane Diesel Product or Farnesane Jet Product, in each case as certified. With respect to any intellectual property rights arising out of the certification activities conducted by AMYRIS pursuant to Section 7.B.1(ii) or (iii) of this Second Amendment, if requested by the JV Company or by TOTAL (in the case of a TOTAL Buy-Out), AMYRIS will grant to the JV Company or to TOTAL (in the case of a TOTAL Buy-Out), an exclusive, worldwide, sublicensable, royalty-free license, subject to reimbursement for the documented amounts described in Section 7.B.1 of this Second Amendment under such intellectual property rights to use the Jet Certification Materials and Diesel Materials as described in Section 7.B.1 of this Second Amendment and to Make and Sell Farnesane Diesel Product or Farnesane Jet Product.

C.
Implementation of License Rights. For any license described in this Section 9, if the JV Company, TOTAL (in the case of a TOTAL Buy-Out) or AMYRIS, as applicable, provides notice that it wishes to obtain a license as described therein, the licensor and the licensee shall promptly negotiate in good faith royalty and other terms, which shall reflect market conditions for the licensed intellectual property rights.

10.	TOTAL Go/No-Go Decisions.

A.
No-Go Decisions. In the event that under the Master Agreement, TOTAL exercises No-Go Decision (including a Final No-Go Decision) for both JV Products, then concurrently (i) the Biofene Development Project shall terminate (if not already completed); and (ii) the Farnesane Diesel Product and the Farnesane Jet Product shall cease to be Products (and farnesene shall cease to be a Lead Compound for the Biofene Development Project) for the purposes of the Agreement.

B.
Jet Go Decision. In the case of a Jet Go Decision, the Farnesane Diesel Product shall then cease to be a Product for the purposes of the Agreement and shall cease to be a JV Product, but the Farnesane Jet Product shall continue to be a Product and a JV Product. In such case the Field thereafter shall no longer include diesel fuels.

11.	AMYRIS Included IP; JV Licenses.

A.
AMYRIS Farnesene Included IP and AMYRIS Hydrogenation IP as listed in Exhibit A shall be considered in the AMYRIS Included IP pursuant to Section 6.1(c) of the Agreement (without the need for the procedures set forth therein) solely for the

Biofene Development Project for all purposes under the Agreement, except as otherwise provided in this Second Amendment. Any other Background IP or Non-Collaboration IP that is Controlled by AMYRIS or its Affiliates may be introduced as AMYRIS Included IP as per the Agreement.

B.
Notwithstanding the scope of the licenses to be granted to the JV Company pursuant to the Agreement, including Section 6.6(a) of the Agreement, if there is a Go Decision with respect to the applicable JV Product by the deadline specified in the Master Agreement or a Jet Go Decision, in lieu of such licenses, each Party shall grant to the JV Company (or in the case of a TOTAL Buy-Out, AMYRIS shall grant TOTAL) for the JV Products the licenses as set forth on Exhibit B (the “License Terms”). Unless otherwise agreed in writing, the definitive license agreement entered into by either Party and the JV Company shall not contain any terms inconsistent with the License Terms applicable to such Party or any material obligations in addition to those set forth in the License Terms as applied to such Party on the JV Company.

C.
Except in the case of a No-Go Decision prior to March 31, 2013, to provide certainty that the licenses decribed in Exhibit B above are available to the JV Company, no later than March 31, 2013,  each Party shall grant certain licenses on certain terms agreed by the Parties.  The Parties agree that the grant of such license from AMYRIS is a material factor in TOTAL's determination regarding whether to make a Go Decision.

D.
If there is a TOTAL Buy-Out, the licenses to be granted to the JV Company by AMYRIS shall be granted, pursuant to the License Terms, to any such entity(ies) as may be designated by TOTAL, in lieu of being granted to the anticipated JV Company.

12.	AMYRIS Agreements with Third Parties.

A.
AMYRIS has informed TOTAL that AMYRIS has received the following two grants from the U.S. government: (i) Scale-Up and Mobilization of Renewable Diesel & Chemical Production from Common Intermediate Using US-Based Fermentable Sugar Feedstocks (IBR Cooperative Agreement), Award No. DE-EE0002869 (the “IBR Grant”) and (ii) Biocatalyst Development for the National Advanced Biofuels Consortium (NABC) Subcontract ZFT-0-40623-01 (the “NABC Grant”). AMYRIS has further informed TOTAL that none of the subject matter disclosed by the patents and patent applications listed on the Patent List was funded by either the IBR Grant or the NABC Grant, and TOTAL is relying on such representation in entering into this Second Amendment.

B.
TOTAL acknowledges that it is possible that after the Second Amendment, AMYRIS may file one or more patent applications comprising Farnesene Production IP, which patent applications disclose inventions generated under either the IBR Grant or the NABC Grant, thereby subjecting such patent applications and any resulting patents and their use to certain restrictions and obligations to the United States government. TOTAL acknowledges that the rights of AMYRIS, TOTAL and their respective Affiliates', and the rights of the JV Company with regard to the applicable patent applications and patents will be subject to any rights of the U.S. government or any other relevant government entity arising as a result of such grants (including march-in rights) and will be subject to any restrictions on such exploitation. In such case, the

Management Committee shall agree on how to mitigate or eliminate any adverse impact on the Parties and/or the JV Company.

C. Before entering into any grant or contract that may provide any government or non-for profit entity any rights (e.g., rights provided to the U.S. Government under 35 U.S. 200 et seq. or any similar provisions of foreign law) to any patent application or patents resulting from work done in connection with such grant or contract that might be useful in connection with the conduct of the Biofene Development Project or to Manufacture farnesene to make JV Products or to Make and Sell JV Products, AMYRIS shall notify the Management Committee, which shall agree on how to mitigate or eliminate any adverse impact on the Parties and/or the JV Company.

13.
Limitation of Rights to Use Farnesene Production IP from Licenses. The Parties hereby agree that, notwithstanding the terms of the Agreement, (a) the licenses granted or to be granted to TOTAL in Section 6.3(b) of the Agreement will exclude the right for TOTAL to use Farnesene Production IP for further optimization of a Commercial Farnesene Strain other than by means of random mutagenesis, (b) the licenses in Section 6.2(c) and 6.3(a) of Agreement shall not apply to any JV Product, and (c) the licenses in Sections 6.3(d) and (e) of the Agreement will not include the right of TOTAL to use Farnesene Production IP for the production of farnesene from fermentation of a Farnesene Strain and subsequent purification of farnesene to hydrogenation grade (but for clarity, this clause (c) is not intended to limit the licenses granted to TOTAL in Section 7.C of this Second Amendment or as may arise under the TOTAL Buy-Out or Article 4 of the Master Agreement or are otherwise agreed by the Parties in writing).

The foregoing limitation shall not limit or deprive TOTAL of any rights granted to TOTAL prior to execution of the First Amendment, or that may be granted to TOTAL under the Agreement with respect to (a) any Collaboration IP not made in connection with the Biofene Development Project Plan, or (b) with respect to any Product other than a JV Product.

14.
Terms Relating to JV Activities. In view of the agreement of the Parties to the terms of this Second Amendment and the Master Agreement, Sections 3.1, 3.2 (other than 3.2(a), (c) and (e)) and 3.3 of the Agreement shall not apply to the JV Products.

15.	Representation and Warranty. The following representation and warranty, to be effective as of the Second Amendment Date, is added to Section 8.2 of the Agreement:

AMYRIS represents and warrants as of the Second Amendment Date that to its knowledge there are no pending or issued patent rights of any Third Party that foreclose practice of any AMYRIS Farnesene IP for the following purposes: (i) to Make farnesene using the Mevalonate Pathway, or (ii) to Make and Sell the JV Products. In particular, but without limitation, AMYRIS represents and warrants that Arkion has granted to AMYRIS exclusive worldwide licenses, with the right to grant and authorize sublicenses, to make, have made, use offer for sale and sell any JV Product(s) in the Field, and that the rights retained by Arkion do not permit it or any third party to make, have made, use offer for sale or sell any JV Product(s) for use in the Field.

16.
Exception to AMYRIS Representations, Warranties and Covenants in Section 8.2(q). The Parties hereby agree that by exception to Section 8.2(q) of the Agreement, Farnesene Strains may be disclosed to any Third Party during the Term by AMYRIS, provided that such disclosure is (a) under conditions of confidentiality and restrictive use to protect their proprietary nature and commercial value and (b) solely in furtherance of AMYRIS' business for products other than JV Products (or the applicable JV Product(s) if rights to such JV Product(s) reverts to AMYRIS (e.g., in the case of a No-Go decision)).

17.
Seconded Employees. Exhibit C shall apply with regard to Seconded Employees for the Biofene Development Project. In particular, but without limitation, the Parties have agreed preliminarily on [*] positions that will be filled by Seconded Employees. The Parties shall negotiate in good faith within ninety (90) days after the Second Amendment Date any amendments to the Secondment Agreement that are required in order to be consistent with the principles in such Exhibit.

18.	Prior R&D Activities Relating to Diesel and Jet.

A.
Existing Biojet Program. The Biojet Development Project approved by the Management Committee on March 4, 2011 shall be suspended as of September 30, 2012 (i.e., no additional work shall be conducted unless and until authorized by the Parties in writing or the Management Committee). During the period from the Second Amendment Date and September 30, 2012, the R&D Activities conducted in the Biojet Development Program shall be focused on preparing a report and a patentability assessment of Inventions generated (as described in Exhibit E), for the Joint Steering Committee and Management Committee to decide on the additional R&D activities to take prior to suspension of the Biojet Development Project and for clarity, any filing of patent applications with respect to such Inventions shall be governed by Section 6.8 of the Agreement. For clarity, any Inventions made in connection with the Biojet Development Project shall be Collaboration IP.

B.
First Amendment. The First Amendment is superseded by this Second Amendment and as of the Second Amendment Date shall have no force or effect. For clarity, as to those terms defined in both the First Amendment and this Second Amendment, the definition provided in this Second Amendment shall apply. For further clarity, the intent of the Parties is and was that, notwithstanding the terms of Section 8 of the First Amendment, sections (a) and (c) of such Section 8 were not triggered and that the Renewable Diesel Development Project Plan (as defined in the First Amendment) was in effect through the Second Amendment Date (and the intellectual property provisions of the Agreement apply to R&D Activities in connection therewith).

19.
Construction. The principles set forth in Section 13.12 of the Agreement shall apply to this Second Amendment. References to Sections are references to sections of the Agreement except as otherwise expressly provided.

20.
Amendment Effective Date; Incorporation of Terms; Continuing Effect. This Second Amendment shall be deemed effective for all purposes as of the Second Amendment Date. The amendment to the Agreement set forth in this Second Amendment shall be deemed to be incorporated in, and made a part of, the Agreement, and the Agreement and this Second Amendment shall be read, taken and construed as one and the same agreement. Except as otherwise expressly amended by this Second Amendment, the Agreement shall remain in full force and effect in accordance with its terms and conditions, except the First Amendment shall no longer have any force and effect.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21.
Entire Agreement. The Master Agreement and the Agreement (including this Second Amendment) contain the entire agreement between TOTAL and AMYRIS with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral and written, with respect to such matters. In any conflict between this Second Amendment and the other terms of the Agreement, this Second Amendment shall control.

THIS SECOND AMENDMENT IS EXECUTED BY THE AUTHORIZED REPRESENTATIVES OF THE PARTIES AS OF THE DATE FIRST WRITTEN ABOVE.

AMYRIS, Inc.    TOTAL Gas & Power USA SAS

By: /s/ John Melo        By: /s/ Bernard Clément
Name:        Name: Bernard Clément
Title:        Title: Authorized Signatory

Exhibit A
Management Committee and Technology Committee Responsibilities

Introduction: description of the elements contained in the Biofene Development Project
The Biofene Development Project is composed of Taskforces, and each Taskforce is composed of projects.
AMYRIS and TOTAL initially agree on a Program Description, which includes 1) a coarse description of the Biofene Development Project over [*] and 2) a more detailed description of the Taskforces within the Biofene Development Project within a [*] rolling window:
The Biofene Development Project description for its entire duration includes the following items
[*]
Description of each Taskforce over the coming year includes the following items
•Technical performance milestones and KPIs (including specific to Taskforce)

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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•Roadmap of the projects to achieve such technical performances (objectives, broad base description of the intended activities, end project milestone, overall timing, sequence and dependency of the projects)
•Resource distribution between the projects
After the initial agreement on the elements constituting the Biofene Development Project as described above, changes are managed yearly and quarterly by the Management Committee as described in the governance section below.

Management Committee
Role
o    The Management Committee's (MC) main role is to monitor progress of Biofene Development Project and manage the Biofene Development Project down to the Taskforce level.
o    The MC initially agrees on a Program Description (see above), which includes 1) a coarse description of the Biofene Development Project over [*] and 2) a more detailed description of the Taskforces within the Biofene Development Project within a [*] rolling window. After that initial agreement, changes are managed yearly and quarterly as follows:
•Yearly basis
o    Review the progress against Biofene Development Project KPIs with particular focus on TaskforcesAssess the achievement of Biofene Development Project milestones
o    Approve any proposed change of Biofene Development Project for the remaining duration of the program
o    Approve Taskforces' content for the next year
•Quarterly basis
o    Review the progress against Taskforces KPIs
o    Approve any proposed significant change (including shift of resources across Taskforces higher than [*] or outside of R&D, project creation, termination, change of end project milestone) to Taskforces
o    If exceptionally required in between quarters:
o    Program Directors can request to shift of resources across Taskforces higher than [*], create, terminate projects or change end project milestone within a Taskforce to the Management Committee members who have to respond within [*] (if no response then default is approval)

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Decision process
•In case of tie vote:
o    AMYRIS and TOTAL write independently the issue and their proposed solutions at the end of the MC meeting and send it to the CEO of AMYRIS and the Senior Vice President, Business and Operations of TOTAL or his/her designee for resolution within one week and they shall resolve such dispute by choosing one of the proposals.
Process
•Quarterly review and management process happening in December, March, June, September
•Preparation / Pre-reads
o    MC to define an agenda and to request pre-reads two weeks in advance
o    Pre-reads content jointly defined and approved by the MC
-    Quarterly report : progress to plan prepared by each Taskforce
-    Selected in-depth technology topics
-    Specific questions / challenges to be addressed by the SAB
•Meeting
o    Technology review - [*] / MC members, Biofene Development Project members as requested
o    MC meeting - [*] / MC members

Technology Committee (TC)
The Technology Committee (TC) is composed of a Collaboration Advisory Board (CAB) and a Scientific Advisory Board (SAB)
Role of the CAB
§    Advisory role
§    to provide general comments on content, progress and direction of the BioFene Development Project
Composition of the CAB
§    Board members of Amyris designated by Amyris from time to time

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[*]
Role of the SAB
§    to propose solutions to technology challenges identified in the pre-reads
§    to answer questions asked in the pre-reads
Composition of SAB
§    MC members
§    [*] external experts nominated by AMYRIS
§    [*] external experts nominated by TOTAL
Pre-reads (preparation of quarterly review and management meetings)
§    MC to send an agenda to TC two weeks in advance
§    MC to send pre-reads two weeks in advance
§    In-depth pre-reads content jointly defined and approved by the MC
o    Quarterly report : progress to plan prepared by each Taskforce
o    Selected in-depth technology topics
o    Specific questions / challenges to be addressed by the SAB
TC meetings Frequency
§    Quarterly review and management process happens in December, March, June, September
§    Pre-read reports sent to TC every quarter
§    In-person TC meetings every quarter
§    Kick-off meeting TC in Q3 2012
Governance - Quarterly review and management process
1.    Preparation and distribution of pre-reads and meeting agenda to SAB members (two weeks before face-to-face meetings)
2.    [*] - Technology review - [*] / MC members
3.    [*] - Technology review - [*] / TC (external reviewers will have to be present at least every 6 months)

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.    [*] - CAB meeting - [*] / CAB members - dedicated to scientific topics of the BioFene program (part of the session can be dedicated to joint R&D/Manufacturing topics that would require to invite the appropriate correspondents)
o    Presentation of progress up-to-date
o    Forum to discuss specific scientific topics (opportunity to invite external reviewers), management topics, budget/resources
o    Plan for next quarters
5.    [*] - MC meeting - [*] / MC members
§    Quarterly review and management process happens in December, March, June, September
Note: the MC will have the option to revise such TC process to optimize its effectiveness.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT B
JV License Terms

License Grants from Amyris

Definitions:	The defined terms used in this key term sheet shall have the meanings set forth in the Agreement (including without limitation the Second Amendment) and the Master Agreement.

License Grant:
Amyris (and/or its applicable Affiliates) shall grant to the JV Company the following perpetual, license, which license shall be irrevocable except as follows: Amyris may terminate the license only [*]. In the case of a dispute as to whether [*] has occurred, termination would be suspended until the resolution of the dispute and the license would terminate only if the arbitrator responsible for resolving such dispute determines that [*] has occurred and [*]. [*] Amyris may seek all remedies, available at law or in equity for any other such breaches, including such damages that it can prove it has suffered or will suffer, but not speculative or punitive damages.

The license would be a non-exclusive, royalty-free license under the Amyris Farnesene IP to develop and/or optimize the process of making farnesene from the Commercial Farnesene Strain and to purify and convert farnesene into farnesane and an exclusive, royalty-free license under the Amyris Farnesene IP to Make and Sell JV Products for use in the Field, in each case within the Territory, but Amyris retains (i) the right to conduct activities within the Improvement Scope as permitted under the Agreement and the conduct of the Biofene Development Project and (ii) the co-exclusive rights to sell JV Products in Brazil, subject to

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Section 4.1(b) of the Master Agreement, unless and until the Brazil Business is contributed to the JV Company in accordance with the Master Agreement. [*]

For clarity, Amyris retains the right to Make and Sell products for use outside the Field, including the right to Manufacture farnesene for use in such other products.
The licenses granted to the JV Company shall allow it to conduct licensed activities with the JV Products solely for use in the Field.
The JV Company will covenant that it and its Affiliates and, if Total is a sublicensee of the JV Company, Total, shall not exercise the license outside the Field and will not knowingly sell JV Products to customers for use outside the Field and shall bind its other sublicensees to a written provision requiring compliance with the same principle and shall use [*] efforts to enforce such provision. With regard to such provision, the JV Company shall afford third party beneficiary rights to Amyris analogous to the third party beneficiary rights described in the sublicense section below.

For clarity, within the permitted uses under the licenses, there shall be no volume or production limits on the foregoing licenses, and the licenses may be practiced by the JV Company and its sublicensees anywhere in the Territory.

The non-financial terms of License shall be no less favorable to the JV Company than licenses that Amyris and its Affiliates grant to other partners for the Manufacture of farnesene and/or farnesane.

The terms of the license shall include at least the following: [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[*]

All licenses granted to the JV Company shall remain in effect regardless of the equity ownership of the JV Company, and [*].

Sublicense Rights:
The JV Company shall have the right to grant sublicenses, through multiple tiers, of the licenses granted to the JV Company; provided, however, with respect to the Manufacture of farnesene, the JV Company may only grant sublicenses for Manufacture of farnesene solely for sale to the JV Company and its other sublicensees to Make and Sell Products.

Each sublicensee shall be subject to a written sublicense agreement with the JV Company that contains [*].

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Amyris would be a third party beneficiary with a right to enforce a material uncured breach of any of the provisions described in the preceding paragraph of any such sublicense agreement, to the extent that such a sublicensee breach relates to activities conducted with farnesene made by a Commercial Strain and the JV Company fails to act reasonably and as expeditiously as possible under the circumstances to address any such breach (provided that such failure to act expeditiously is not the result of any action or inaction on the part of Amyris). For the avoidance of doubt, the proviso at the end of the previous sentence shall not be deemed to limit any rights of the members of the board of directors of the JV Company to act in the best interests of Amyris in making any determination as a director. Amyris shall have analogous rights in the case of manufacturing subcontractors of the JV Company or its Affiliates or sublicensees if they have access to the Commercial Farnesene Strain.

Technology Transfer:
To facilitate the practice of the licenses granted to the JV Company, subject to reasonable confidentiality terms, use restrictions and material transfer provisions consistent with the aforesaid license and sublicense rights, at JV Company's expense, the following shall apply:

Amyris shall deliver to the JV Company Farnesene Strains, agreed specifications therefor and unpatented know-how (in electronic and hard copy format) within the Amyris Farnesene IP, including without limitation, any Amyris Farnesene IP constituting processes and protocols relating to the production of Amyris Farnesene. At least [*] during the term of the license, at the JV Company's expense, Amyris shall deliver to the JV Company any know-how within the Amyris Farnesene IP (in electronic and hard copy format) that was developed by, or otherwise came within the Control of, Amyris since the last disclosure to the JV Company, and provide to the JV Company a written description of any know-how sufficient to allow the JV Company to determine whether it wishes additional information regarding such know-how, and in such case, Amyris shall deliver to the JV Company any such additional requested know-how and other materials or information within the Amyris Farnesene IP.

At the JV Company's request and expense, to facilitate the practice of the licenses granted to the JV Company, Amyris

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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shall provide to the JV Company (or its designated sublicensee) training and on-site support (by persons directly involved in the development, use, scale-up and/or operation of the Amyris Farnesene IP to implement the practice of the Amyris Farnesene IP and achieve steady state production of farnesene and/or farnesane).

For clarity, the information disclosed in any such information transfer shall only be used pursuant to the license above.

IP Ownership and Patent Prosecution:

The JV Company shall be bound by the IP ownership and patent prosecution provisions of the Agreement (as amended) and shall cooperate to effect such provisions. The JV Company shall cause its Affiliates and, if Total or any of its Affiliates is a subcontractor or sublicensee, Total or such Affiliate, to agree to, and shall use [*] means to require its other sublicensees and subcontractors to agree to, IP ownership provisions that assign to the JV Company ownership rights sufficient to allow the JV Company to grant to Amyris and Total, respectively, any ownership interest to which they would be entitled under the Collaboration Agreement had the IP been developed by the JV Company itself rather than by such other person or entity. With regard to the prosecution of patents for intellectual property developed by or on behalf of the JV Company and governed by the Collaboration Agreement and the prosecution of patents for such intellectual property, the JV Company, Amyris and Total shall enter into a reasonable common interest agreement, with the consent to the terms thereof not to be unreasonably withheld. Following execution of the common interest agreement, the JV Company shall have the right to participate fully in Patent Committee discussions regarding the prosecution and/or maintenance of such intellectual property. Any intellectual property developed by a JV Company Affiliate or sublicensee or any of their respective subcontractors shall be considered developed on behalf of the JV Company for purposes of this provision. Any intellectual property for which ownership is allocated to Amyris and/or Total under the Agreement shall be owned as set forth in the Agreement, subject to the licenses granted to the JV Company. Any intellectual property that is not allocated to Amyris and/or Total under the Agreement and developed by or on behalf of

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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the JV Company shall be owned solely by the JV Company (or its designee).

To allow the JV Company to be aware of the scope of the rights licensed to it, provided that the common interest agreement has been executed, Amyris shall provide the JV Company with periodic updates regarding Inventions (including intellectual property) generated in connection with the Biofene Development Project or that specifically relate to JV Products, decisions to file (or not file) patent applications with respect to such Inventions and the status of such any intellectual property filed with respect to Inventions.

Patent Enforcement:
The JV Company shall be bound by the patent enforcement and defense provisions in the Agreement (as amended) and shall cooperate to effect such provisions; provided, however, that notwithstanding the Agreement, the following shall apply:

Amyris would have the first right (but not the obligation) to enforce any issued patent claiming the use of the JV Products in the Field, including without limitation (a) US patent No. [*] and/or US Patent No. [*] (and any foreign equivalents) or (b) any issued Patent(s) within the Collaboration IP developed by the JV Company, in each case against any Third Party infringement that would adversely affect the business of the JV Company relating to JV Products in the Field. At the request of Amyris or the JV Company, the JV Company and Amyris shall discuss means to cease any such infringement. If Amyris fails to commence a proceeding to cease any such infringement within [*] of becoming aware of such an infringement, the JV Company shall have the right to commence and control proceedings to cease any such infringement. In any such enforcement proceeding, the JV Company (or its assignee or sublicensee) or Amyris, as the case may be, shall join in any such proceeding, at the enforcing party's request and expense, or if required by applicable law. In such a case, Amyris and the JV Company shall seek to develop a litigation strategy that will [*]. For any intellectual property owned by the JV Company, the JV Company shall have the sole right to enforce and defend such intellectual property.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

Other Terms:    The license agreements will include other customary terms, such as confidentiality, indemnification and dispute resolution.

During the term of the License, Amyris agrees not to commercialize, or grant a third party rights to commercialize, any isoprenoid or isoprenoid-derived compound for a Diesel Product or Jet Product.

Definitions

As per the Agreement, including the Second Amendment.

Options and License Grants from Total

Total shall be obligated to grant only the following licenses to the JV Company:

1.	The license described in Section 9.A [hydrogenation] of the Second Amendment.

2.	The license described in Section 9.B [certification] of the Second Amendment.

3.
Under Total's and its Affiliates' interest in any Collaboration IP jointly owned by the Parties under the Agreement generated under (1) the Biofene Development Project or (2) the Renewable Diesel Product under the First Amendment, Total and its Affiliates will grant an exclusive, worldwide, [*], license to the JV Company on terms analogous to those required to be granted by Amyris to the JV Company as described above in this Exhibit (but for clarity, the non-compete applicable to Amyris described above shall not apply).

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Exhibit C
Secondment Principles

Preliminary agreement on [*] potential secondees [*] and [*] alliance manager [*]
Main principles:
These [*] positions correspond to acknowledged needs of both Parties to ensure the success of the Biofene Development Project and are deemed to be filled by certain current TOTAL Secondees and additional TOTAL employees when TOTAL is ready to propose candidates for such positions. Except for the alliance manager, the preferred way to fill this position is through secondment. In some cases (related to process development activities), there might be an interim period for which TOTAL and AMYRIS will agree to have TOTAL process scientist/engineer not located in AMYRIS performing some operational missions within AMYRIS, as an integrated member of the team.
As additional needs may arise, further positions to be filled by TOTAL will be discussed on a case by case basis.
List of pre-agreed positions to be filled by TOTAL (subject to modification by agreement within the Management Committee):
Transverse
§    [*] Alliance Manager
§    [*] Project Management Officer

Biofene Development Project
§    [*] Deputy Director
§    [*] Process coordinator between R&D, process engineering and manufacturing who will also lead alternate recovery project
§    [*] Project leader on recovery/purification process (probably for jet)
§    [*] Project leader on alternative hosts
§    [*] Scientists in computational/knowledge management positions (hypothesis database, genotype mining)
§    [*] Scientists in HTS assay development related to 2nd Gen
§    [*] Chemical engineer for pilot plant operations

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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§    [*] Fermentation scientist/engineer (at the lab or pilot - to be defined)
§    [*] Scientists in 2nd generation strain development (hypothesis design and testing, lead consolidation, HTS or evolution)

Exploratory team
The Parties agree to form the Exploratory team, as per Section 2.5 of the Collaboration Agreement, that will focus on exploratory activities outside of Biofene Development Project such as development of platform capabilities, synthetic biology tools, new hosts and new pathways; for clarity such would will be R&D Activities led under the Collaboration Agreement but not as part of the Biofene Development Project
§    [*] scientists

Payment of these [*] positions
§    As these [*] positions will be filled over a period of time, AMYRIS and TOTAL agree to share the corresponding costs (calculated based on the FTEs and TOTAL FTE rate) as follows:
o    AMYRIS will pay [*]
o    TOTAL will pay [*]
§    Process to track Secondees time and bill AMYRIS
o    Alliance manager to monitor and report to both AMYRIS and TOTAL time of Secondees (both AMYRIS- and TOTAL-paid Secondees) on a monthly basis
o    For AMYRIS-paid Secondees, TOTAL to bill AMYRIS monthly with actual costs corresponding to the Biofene Development Project (no billing of costs corresponding to activities performed by Secondees under their TOTAL time) 15 days after the end of the month, AMYRIS to make payment within 30 days of billing to TOTAL

TOTAL FTE Rate:
§    TOTAL FTE Rate will remain the on-going rate of [*] for the period from August 1, 2012 to December 31, 2012
§    TOTAL FTE Rate will be revised according to the principles of the Collaboration Agreement / Secondment Agreement (at cost) to be implemented in January 1, 2013

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Status of TOTAL secondees is as per the Collaboration Agreement, including:
§    TOTAL and AMYRIS jointly agree on the job description of the TOTAL Secondees
§    Once in position within AMYRIS organization, they are managed by AMYRIS
§    TOTAL can request that they spend up to [*] of their time for TOTAL and TOTAL will pay for such time

Status of the alliance manager is specific, and notably includes:
§    Reporting to TOTAL
§    Operating fully within AMYRIS organization
§    Responsible for administrative issues related to Secondees

Additional TOTAL personnel at AMYRIS
§    Additional positions at AMYRIS to be filled by TOTAL to be discussed on a case by case basis within the scope of the Biofene Development Project, or as per the Agreement
§    There may be special cases (specific skills or complementary activities) in which TOTAL offers to fund pending approval by the MC

Mechanics to track Secondees time and bill AMYRIS
§    TOTAL Alliance Manager to monitor and report to both AMYRIS and TOTAL time of Secondees (both AMYRIS and TOTAL-paid Secondees) on a monthly basis
§    For AMYRIS paid Secondees, TOTAL to bill AMYRIS monthly with actual costs (no billing of costs corresponding to activities performed by Secondees under their TOTAL time) 15 days after the end of the month, AMYRIS to make payment within 30 days of billing to TOTAL.

Job descriptions of management / coordination positions:
Project Management Officer

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[*]
R&D, process engineering and manufacturing Coordinator
[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

[*]
Deputy Director Program Management
[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[*]
Detailed List of duties will be further defined; below is a tentative list to be refined
Weekly biofene compilation and reporting
- compile weekly Biofene dashboard
- maintain Biofene resource allocations in Resource DB
- compile weekly summary of Biofene resource usage
- personnel changes

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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- tank usage
- bioAnalytics experiments in queue and in progress
- KM requests in queue or in progress
- HTS usage
- ASE usage
- curate Biofene documentation trees & program management docs
- including minutes for key meetings
- manage process change tracking/notification system for Biofene operations
- manage all project documentation and quarterly planning process
- assemble and coordinate the schedule (meetings, reminders, facilitation)
- coordinate global travel schedules with CEOs, TOTAL, AMYRIS folks
- update project plan templates
- compile and distribute draft plans in quarterly planning cycles
- prepare resource request/change summaries for BSC & MC
- prepare summary of proposed portfolio changes for BSC & MC review
- finalize all project plans once approved
- confirm all resourcing changes with ProLers and Line managers
- manage XT reporting requests
- fulfill regular and ad hoc reporting requests for program & resource data
- develop templates
- compile summaries
- integrate program director & R&D President edits
- manage TOTAL reporting requests
- fulfill regular and ad hoc reporting requests
- develop templates
- aggregate information, write well structured reports
- integrate program director & R&D President edits

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- integrate TOTAL editorial feedback
- provide proofing and formatting/presentation support
- for Board of Director update presentations
- quarterly project presentations (improve uniformity of format/content/length)
- manage project close-out documentation & recognition
Quality Control and SOP
- interface with and apply tools developed by quality department
- maintain SOP documentation
- maintain process change documentation

TOTAL Alliance Manager
The job of the TOTAL Alliance Manager is to facilitate the success of the AMYRIS-TOTAL Biofene collaboration. It is a combination of management, leadership and support talents in which learning to deal with the different temperaments of people, and the unique routines, guidelines, and system of AMYRIS are critical to success. A deep understanding of the strategic vision of both companies is essential.

Duties of Alliance Manager
•Responsibility for coordination of all communication between AMYRIS and TOTAL, including the establishment of systems and methods for keeping TOTAL apprised of progress on the technical and business aspects of the Collaboration.
•Responsible for preparing a semi-annual report on the “state of the collaboration”, evaluating the health of the relationship with regard to communication, coordination, and management practices, with an improvement plan presented to the Management Committee at the June and December meetings.
•Serves as Secretary to the Management Committee of the Collaboration, ensuring timely delivery of agendas, taking meeting minutes with action items, and scheduling all meetings.
•Responsibility for hiring of seconded employees and for establishing a collaborative and efficient process for such hiring as an active member of the Talent Development and Culture Committee.
•Responsibility for all billing between TOTAL and AMYRIS related to TOTAL Secondees.

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•Responsibility for active involvement in the performance review of all Secondees through direct interaction with the line manager responsible.
•Responsibility in coaching and facilitating the fulfillment of duties and responsibilities of Secondees at management/coordination positions through direct interaction with the line manager responsible and/or the President of R&D.
•Should the Biofene Management Committee choose to sponsor external research activities in support of the program, the Alliance Manager will serve as coordinator of these activities in all aspects- technical, financial, and legal.

Research Strategy development and execution
•Together with the research leadership, contribute to the annual definition and implementation of a research roadmap to include long term (~ [*]) and short term (~ [*]) planning to support technology and product strategies
•Undertake assessment of research strengths, weaknesses, opportunities and threats and develop recommendation of strategy for research including assessment of internal and external priorities, partnerships and working models
•Contribute to the implementation plan for research strategy

Coaching and team building:
•Serve as a partner, coach, mentor, and sounding board for research managers
•Encourage a continuous drive for innovation by fostering creativity, risk-taking and engagement with the external technical community
•Foster teamwork, trust and efficient communication within and between project teams
•Eliminate informational or organizational barriers between projects

Contribution to AMYRIS committees: Biofene Steering Committee and Manufacturing Committee

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Exhibit D
Transparency

AMYRIS will provide to TOTAL information and means to get such information as follows:
§    TOTAL to get access to all information (including results) related to Biofene Development Project in full transparency
§    AMYRIS to share all the internal reports related to Biofene Development Project with TOTAL
§    AMYRIS to give access to all AMYRIS internal meetings related to Biofene Development Project, through the invitation of TOTAL Secondees.
For such purpose, AMYRIS will give access to existing material and TOTAL Secondees will be responsible for any reformatting and distribution to TOTAL of material.

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Exhibit E
Activities of Biojet Development Program before September 30, 2012

The activities of the Biojet Development Program will focus on delivering a report by August 5, 2012 including:
[*]
Based on this report, the Joint Steering Committee and the Management Committee will decide on the way forward based on:
o    Technical review of the report
o    Patentability review

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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